EXHIBIT 23.01

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent the incorporation by reference in the Registration Statements of MBIA Inc. and Subsidiaries on the forms S-3 (Nos. 333-85060, 333-15003, 333-60039 and 333-62961) and S-8 (Nos. 333-84300, 33-22441, 33-46062 and 333-34101) of:

(1)	Our report dated January 31, 2003, on our audits of the consolidated financial statements of MBIA Inc. and Subsidiaries as of December 31, 2002 and 2001, and for each of the three years in the period ended December 31, 2002, which report is incorporated by reference in this Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

(2)	Our report dated January 31, 2003 on our audits of the financial statement schedules of MBIA Inc. and Subsidiaries, which report is included in this Annual Report on Form 10-K for the fiscal year ended December 31, 2002; and

(3)	Our report dated January 31, 2003 on our audits of the consolidated financial statements of MBIA Insurance Corporation and Subsidiaries as of December 31, 2002 and 2001, and for each of the three years in the period ended December 31, 2002, which is included in Exhibit 99 to this Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

/s/ PricewaterhouseCoopers LLP

June 10, 2003